UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2022

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2022, Body and Mind Inc. (the “Company” and also the “Borrower”), along with is subsidiaries, DEP Nevada Inc., Nevada Medical Group, LLC, NMG OH 1, LLC, NMG OH P1, LLC, NMG Long Beach, LLC, NMG Cathedral City, LLC, NGM CA 1, LLC, NMG CA C1, LLC, NMG MI 1, Inc., NMG MI P1, Inc., and NMG MI C1, Inc., as guarantors, entered into an amendment no. 2 to loan agreement (the “Amendment No. 2 to Loan Agreement”) with FG Agency Lending LLC (the “Agent”) and Bomind Holdings LLC (the “Lender”), with respect to the Loan Agreement that was originally entered into by such parties on July 19, 2021, as amended on November 30, 2021.

Pursuant to the Amendment No. 2 to Loan Agreement, the maturity date was extended by one year from July 19, 2025 to July 19, 2026.  Additionally, Amendment No. 2 to Loan Agreement allows the outside date for the Company to draw on the delayed draw term loan of US$4,444,444 (the “Delayed Draw Term Loan”) to be extended from June 1, 2022 to March 31, 2023, whereby US$4,000,000 will be advanced to the Company if it draws on such Delayed Draw Term Loan, which ability of the Company to draw on the Delayed Draw Term Loan is subject to compliance with certain provisions in the Loan Agreement including provision of a satisfactory budget approved at the sole discretion of the Lender.  The Amendment No. 2 to Loan Agreement increases the interest rate on the advanced funds from 13% to 15% per annum, which additional 2% interest may be paid in kind, with the interest being payable on the first day of each month.  Amendment No. 2 to Loan Agreement provides for an exit fee equal to 1.5% of the principal balance, which is due and payable upon any payment in part or in full, of the initial term loan and the Delayed Draw Term Loan.  Furthermore, Amendment No. 2 to Loan Agreement provides that the Company shall pay the Agent a fee of US$10,000 per month for six months from June 14, 2022 and also provides that capital expenditures with respect to a certain project, purchase or acquisition shall not be more than $100,000 in the aggregate unless consented to in writing by the Agent.

As partial consideration for Amendment No. 2 to Loan Agreement, the Company has issued 1,000,000 common stock purchase warrants (each, a “Warrant”) to the Lender.  Each Warrant entitles the holder to acquire one share of common stock (each, a “Warrant Share”) at an exercise price of US$0.16 per Warrant Share until June 14, 2027.

The foregoing description of the Amendment No. 2 to Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 2 to Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

The information contained in Item 1.01 above of this Current Report on Form 8-K is responsive to this Item 2.03 and is incorporated by reference into this Item 2.03.

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SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 above of this Current Report on Form 8-K with respect to the issuance of 1,000,000 Warrants to the Lender is responsive to this Item 3.02 and is incorporated by reference into this Item 3.02.  In connection with the issuance of such Warrants to the Lender, the Company relied upon the exemption from the registration requirements under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act with respect to such issuance based on representations and warranties provided by the Lender to the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description

4.1	Warrant to Purchase 1,000,000 Common Shares, dated June 14, 2022, issued by Body and Mind Inc. to Bomind Holdings LLC

10.1

Amendment No. 2 to Loan Agreement between Body and Mind Inc., DEP Nevada Inc., Nevada Medical Group, LLC, NMG OH 1, LLC, NMG OH P1, LLC, NMG Long Beach, LLC, NMG Cathedral City, LLC, NGM CA 1, LLC, NMG CA C1, LLC, NMG MI 1, Inc., NMG MI P1, Inc., NMG MI C1, Inc., FG Agency Lending LLC and Bomind Holdings LLC, dated June 14, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 17, 2022	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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